FOR IMMEDIATE RELEASE

Contact: Lucy Rutishauser, SVP Chief Financial Officer
410-568-1500

SINCLAIR REPORTS PRELIMINARY SECOND QUARTER 2019 MEDIA REVENUE

Sinclair will report complete Second Quarter 2019 Results on August 7, 2019 at 7:30am (Eastern Time)

BALTIMORE (July 11, 2019) -- Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today released preliminary Media Revenues for the three months ended June 30, 2019 of approximately $721 million, which is in line with the Company’s previously released outlook of $716 million to $725 million.

The Company also announced that it has entered into a multi-year agreement with Charter Communications, Inc. for the continued carriage of the Company’s broadcast television stations and Tennis Channel, as well as carriage of Marquee Sports Network when it launches in the first quarter of 2020. The agreement also provides for a term extension for the carriage of currently carried FOX regional sports networks (the “RSNs”) that is effective upon the Company closing on its pending acquisition of the RSNs from the Walt Disney Company.

The preliminary Media Revenue results described in this press release are estimates only and are subject to revision until the Company completes its close processes. The Company will report its complete second quarter 2019 earnings results at 7:30 a.m. ET on Wednesday, August 7, 2019, followed by a conference call to discuss the results at 9:00 a.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investors/ Webcasts." The dial-in number for the earnings call is 888-428-7458.

If you plan to participate on the conference call, please call two minutes prior to the start time and tell the conference operator that the subject of the conference is the “Sinclair Earnings Conference Call.”

If you cannot listen to the live webcast or participate in the live conference call, a replay of the call and the earnings release will be available on Sinclair Broadcast Group’s web site at www.sbgi.net. This will be the only venue through which a replay will be available.

Members of the news media will be welcome on the call in a listen-only mode. Key executives will be made available to members of the news media, time permitting, following the conference call.

Sinclair is one of the largest and most diversified television broadcasting companies in the country. The Company owns, operates and/or provides services to 191 television stations in 89 markets. Sinclair is a leading local news provider in the country and is dedicated to impactful journalism with a local focus. The Company has multiple national networks, live local sports production, as well as stations affiliated with all the major networks. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information and can be accessed at www.sbgi.net.

Forward-Looking Statements:
The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, risks associated with the ability to consummate the pending RSN acquisition and the timing of the closing thereof; the risk that a regulatory approval that may be required for the pending RSN acquisition is delayed, the impact of changes in national and regional economies, the completion of the FCC spectrum repack, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our indebtedness as it comes due, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, our news share strategy, our sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, the impact of pending and future litigation claims against the Company, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.
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